UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Variable Deferred Compensation Plan for Executives

The Charming Shoppes Variable Deferred Compensation Plan for Executives (the “Plan”) allows executives to defer compensation and receive matching company contributions. Among other provisions, the Plan includes a 20% matching contribution with respect to restricted stock that is deferred and that would otherwise be in excess of the deduction limit under section 162(m) of the Internal Revenue Code (the “Code”). At its meeting on December 13, 2005, the Company’s Board of Directors adopted an amendment and restatement of the Plan effective January 1, 2005 that makes changes to comply with section 409A of the Code. The amendment and restatement also provides that if an executive defers cash compensation, restricted stock, or restricted stock units that would otherwise be in excess of the section 162(m) limit, the executive will receive a 20% match (in Company stock units) on any excess amounts so deferred. A copy of the amendment and restatement of the Plan is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Charming Shoppes Variable Deferred Compensation Plan For Executives, Amended and Restated Effective January 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: December 16, 2005	S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Charming Shoppes Variable Deferred Compensation Plan For Executives, Amended and Restated Effective January 1, 2005